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                                                                    Exhibit 10.5


            CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

     This Catastrophe Equity Securities Issuance Option Agreement (this "Agreement") is entered into as of July 1, 1999 between LaSalle Re Holdings Limited, a Bermuda company ("Company"), on the one hand, and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland; and Allianz Risk Transfer, a corporation organized under the laws of Switzerland (each an "Option Writer" and collectively, "Option Writers"), on the other hand.

                                    RECITALS

     WHEREAS, Company is a holding company with direct and indirect subsidiaries which insure and/or reinsure, directly or through syndicates, property and casualty insurance risks;

     WHEREAS, Option Writers are companies in the business of insuring and/or reinsuring certain property/casualty insurance risks;

     WHEREAS, Company and Option Writers wish to enter into an arrangement under which, during a specified time period, Company shall have the option (the "Securities Issuance Option", as defined in Article 1) to require Option Writers to purchase up to 4,000,000 of the Series B Preferred Shares of Company (the "Preferred Shares", as defined in Article 1) in the event that Company Subsidiaries experience a Qualifying Catastrophic Event (as defined in Article
1); and

     WHEREAS, Company and Option Writers desire to memorialize their agreement with respect to the Securities Issuance Option on the terms and conditions set forth below;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Company and Option Writers agree as follows:

                                   AGREEMENT

     1. Definitions. Terms used in this Agreement shall have the respective meanings ascribed to them below.

         "A.M. Best Rating" means a rating of financial condition and performance, as published from time to time, by A.M. Best Company.

         "Affiliate" of, or Person "affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled, by, or is under common control with, such specified Person.

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     "Agreement Year" means a one (1) year period, during the Exposure Period, as follows: (a) the initial Agreement Year shall run from 12:00 a.m. midnight on July 1, 1999 through 12:00 a.m. midnight on July 1, 2000. After 12:00 a.m. on July 1, 2000, the initial Agreement Year shall automatically shift to the period from 12:00 a.m. midnight on October 1, 1999 through 12:00 a.m. midnight on October 1, 2000; provided, however, that with respect to any series of events constituting a Qualifying Catastrophic Event which occurs during the period from 12:00 a.m. midnight on July 1, 1999 through 12:00 a.m. midnight on July 1, 2000, Company shall retain the right to exercise the Securities Issuance Option during the Exercise Term for such period (which Exercise Term shall end at 12:00 a.m. midnight on July 1, 2001), and (b) subsequent Agreement Years shall begin at 12:00 a.m. midnight on October 1 and end at 12:00 a.m. midnight on the next following October 1, provided, however, that at the end of the final Agreement Year at 12:00 a.m. on October 1, 2002, the Option Writers shall have the option to extend the Agreement, upon the unanimous consent of all Option Writers, for the Extension Period (upon payment of the Option Fee for the Extension Period as set forth in Section 2.2), in which case the final Agreement Year shall automatically shift to the period from 12:00 a.m. midnight on July 1, 2002 through the end of the Extension Period, but Company shall retain the right to exercise the Securities Issuance Option with respect to any series of events constituting a Qualifying Catastrophic Event which occurs during the period from 12:00 a.m. midnight on October 1, 2001 through 12:00 a.m. midnight on October 1, 2002. All times listed above are Bermuda time.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in any of Hamilton, Bermuda; Zurich, Switzerland; Munich, Germany; or London, England, are not required to be open.

     "Certificate of Designation" means the Certificate of Designation, Preferences and Rights of Series B Preferred Shares of LaSalle Re Holdings Limited, in the form attached as Exhibit 1.1.

     "Change of Control" means the earlier to occur of (a) the date of a public announcement that a Person or group of affiliated Persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, legal or beneficial ownership of fifty percent (50%) or more of the voting power of the issued and outstanding shares of Company or any Company Subsidiary, (b) the date an Acquiring Person acquires fifty percent (50%) or more of the assets of Company, or (c) the date of any amalgamation, consolidation or merger of Company with any Acquiring Person. For purposes hereof, the term "Acquiring Person" shall not include (i) Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Company or any of its Subsidiaries, or
(ii) any other person where sixty percent (60%) or more of the combined voting power of such Person's issued and outstanding shares or capital stock is beneficially owned, directly or indirectly, by the Persons who were the holders of the voting shares of Company immediately prior to such acquisition, amalgamation, consolidation or merger (as the case may be).

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     "Company" means LaSalle Re Holdings Limited, a Bermuda company.

     "Company Common Stock" means the common shares of Company, par value US$1.00 per share.

     "Company Financial Statements" means the financial statements of Company specified in Section 3.7.

     "Company Subsidiaries" means any or all of LaSalle Re Limited, an insurance company formed under the laws of Bermuda, LaSalle Re Corporate Capital Ltd., a company formed under the laws of Bermuda, and such other direct or indirect Subsidiaries of Company as may be agreed in writing between Company and Option Writers.

     "Credit Agreement" means that certain credit agreement, as amended, dated as of December 1, 1995, among Company, several banks and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, or any substitute or replacement credit agreement.

     "Effective Date" means July 1, 1999.

     "Event" means a "loss occurrence" as defined in any excess of loss property catastrophe reinsurance agreement under which any Company Subsidiary incurs an Ultimate Loss.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "Exercise Date" means the date of purchase and sale of Preferred Shares pursuant to an exercise of the Securities Issuance Option which date shall be specified in the Notice of Exercise and shall be the later of thirty (30) days following the delivery of the Notice of Exercise or ten (10) days following receipt of all regulatory approvals applicable to Company in connection with such purchase and sale of Preferred Shares (including without limitation any necessary approvals by the Bermuda Monetary Authority or Registrar of Companies), provided that the Exercise Date shall not be later than the one hundred eightieth (180th) day after delivery of the Notice of Exercise, or such later date, if any, as may be determined by alternative dispute resolution under
Article 8 of this Agreement, which date shall be ten (10) days after the rendering of a final decision under Article 8.

     "Exercise Term" means (a) with respect to a single Event which (i) is a windstorm, the one (1) year period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 a.m. midnight Bermuda Time on the first anniversary of such occurrence (as the same may be extended under Section 2.4) during which Company has the right to exercise the Securities Issuance Option, or (ii) is other than a windstorm, the eighteen (18) month period commencing upon the occurrence of a Qualifying Catastrophic

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Event and ending at 12:00 a.m. midnight Bermuda Time on the date which is eighteen (18) months following such occurrence (as the same may be extended under Section 2.4) during which Company has the right to exercise the Securities Issuance Option, or (b) with respect to a series of Events, the period commencing upon the occurrence of a Qualifying Catastrophic Event and ending one
(1) year following the end of the Agreement Year during which such series of Events occurs, which one (1) year period ends at 12:00 a.m. midnight Bermuda Time on the July 1 or October 1, as applicable, next following the end of such Agreement Year (as the same may be extended under Section 2.4), during which Company has the right to exercise the Securities Issuance Option.

     "Exposure Period" means the three (3) year and three (3) month period beginning at 12:00 a.m. midnight Bermuda Time on July 1, 1999 and ending at 12:00 a.m. midnight Bermuda Time on October 1, 2002, provided, however that the Exposure Period may be extended for the Extension Period as set forth in this Agreement.

     "Extension Period" means the nine (9) month period from 12:00 a.m. midnight Bermuda time on October 1, 2002 through 12:00 a.m. midnight Bermuda time on July 1, 2003.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied.

     "GAAP Net Worth" means the amount equal to Company's consolidated shareholders' equity plus minority interest, as determined in accordance with GAAP.

     "Majority Option Interest" means more than fifty percent (50%) of the total percentage interest in the Securities Issuance Option as set forth in Schedule 1.1, as the same may be amended.

     "Mean Risk of Ruin" means Company's mean probability of incurring aggregate Ultimate Losses in excess of one hundred percent (100%) of Company's GAAP Net Worth during any one (1) year period, calculated using the Proprietary Model.

     "Non-assessable" means, with respect to shares of the Company, that no further sums are required to be paid by the registered holders thereof in connection with the issue of such shares.

     "Non-Property Catastrophe Business" means Company's insurance and reinsurance business other than: property-risk excess and prorata business; property catastrophe prorata business; and property catastrophe excess of loss business.

     "Notice of Exercise" means the written notice of Company's intent to exercise the Securities Issuance Option as described in Section 2.3.

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     "Notice of Objection" means Option Writers' written notice of objection to a Notice of Exercise, as described in Section 2.3.

     "Option Fee" means the amounts paid by Company to Option Writers as consideration for the Securities Issuance Option, as set forth in Section 2.1.

     "Option Writers" means, collectively, European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland; and Allianz Risk Transfer, a corporation organized under the laws of Switzerland; each of which individually shall be (a) entitled to the financial benefits and privileges, and subject to the financial burdens and obligations, of Option Writers under this Agreement in accordance with its respective percentage interest as set forth in the attached Schedule 1.1, (b) obligated to fully comply with all representations, warranties, conditions, covenants and agreements applicable to Option Writers under this Agreement (despite the fact that it may hold only a percentage interest in the financial benefits, privileges, burdens and obligations of Option Writers under this Agreement), and (c) referred to in this Agreement as an "Option Writer".

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Share Purchase Price" means the higher of US$25 or par value per Preferred Share payable by Option Writers to Company as set forth in Section 2.3.

     "Preferred Shares" means the Series B Preferred Shares of LaSalle Re Holdings Limited, current par value US$1.00 per share.

     "Proprietary Model" means the probability and risk analysis model developed by the Company in the form utilized by the Company at the Effective Date, subject to material modifications as agreed by the Company and Option Writers.

     "Qualifying Catastrophic Event" means (a) with respect to any single Event, an Event occurring during the Exposure Period pursuant to which the Company Subsidiaries incur an Ultimate Loss in excess of US$140,000,000 (the "Single Event Attachment Point"), or (b) with respect to any series of Events during any Agreement Year within the Exposure Period, a series of Events that, when considered in the aggregate, cause the Company Subsidiaries to incur an Ultimate Loss in excess of US$220,000,000 (the "Multiple Event Attachment Point"). The Single Event Attachment Point and the Multiple Event Attachment Point shall be modified as of the beginning of each new Agreement Year based on the projected Company loss, as shown by the Proprietary Model, of (i) a U.S. overall loss (with respect to the Single Event Attachment Point) for which the probability of exceedence is 7.9%, and (ii) an aggregate loss (with respect to the Multiple Event Attachment Point) for which the probability of exceedence is 14.5%. Notwithstanding the foregoing, in no case shall (A) the Single Event Attachment Point be less than US$140,000,000 or greater than US$200,000,000, and (B) the Multiple

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Event Attachment Point be less than US$220,000,000 or greater than
US$250,000,000. No loss shall be included in the calculation of Ultimate Loss for more than one Qualifying Catastrophic Event. Any Qualifying Catastrophic Event that commences during the Exposure Period, whether or not it terminates within the Exposure Period, shall be deemed to have occurred within the Exposure Period. A single Event that has occurred during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm) shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A single Event that has occurred during the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm), but after expiration of the Exposure Period (as the same may be extended), shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a single Event which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred as of the date such single Event occurred. A series of Events that has occurred during any Agreement Year within the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Agreement Year shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A series of Events that has occurred during any Agreement Year within the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Agreement Year, but after expiration of the Exposure Period, shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a series of Events which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred during the Agreement Year in which such series of Events occurred.

     "Registration Rights Agreement" means the Registration Rights Agreement described in Section 6.2.

     "Rule 144A" means Rule 144A of the General Regulations of the Securities
Act.

     "S&P Rating" means a claims payment ability rating or credit rating, as applicable, as published from time to time, by the Standard & Poor's Division of The McGraw-Hill Companies.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SEC Filings" means all documents and reports filed by Company with the SEC from November of 1995 through the date of this Agreement.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

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     "Securities Issuance Option" means Company's option to obligate Option
Writers to purchase up to 4,000,000 Preferred Shares, subject to the terms and conditions set forth in this Agreement.

     "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

     "Transaction Agreements" means this Agreement, its schedules and exhibits, the Registration Rights Agreement and the Certificate of Designation.

       "Ultimate Loss" means the actual direct losses (including all paid losses, all reserves for unpaid losses (including without limitation outstanding loss reserves and incurred but not reported loss reserves), loss adjustment expense and coinsurance paid by the Company Subsidiaries) incurred by the Company Subsidiaries after accounting for that certain U.S. Property Catastrophe Quota Share Reinsurance Agreement effective April 1, 1999 which is maintained by the Company with affiliates of the CNA Financial Corporation as if such agreement were in force at all relevant times, but prior to accounting for any other retrocessional reinsurance.

       "U.S." or "US" means the United States of America.

       "US$" means United States Dollars. To the extent any losses, liabilities or other amounts described or referred to in this Agreement are stated or denominated in currencies other than United States Dollars, such losses, liabilities or amounts shall be stated, for purposes of this Agreement, in their respective United States Dollar equivalents as shown on the books of Company.


       2.  Securities Issuance Option.
           --------------------------

       2.1 Option Fee. To acquire the right to exercise the Securities Issuance Option during the Exercise Term with respect to a Qualifying Catastrophic Event, Company shall pay to Option Writers a fee (the "Option Fee") as set forth on the attached Schedule 2.1. The first Option Fee payment shall be delivered upon the later of the Effective Date or the date of execution of this Agreement, the second and third Option Fee payments shall be delivered on October 1, 2000 and October 1, 2001, respectively, and the Option Fee for the Extension Period, if any, shall be delivered on October 1, 2002 (or if any such date is not a Business Day, on the Business Day immediately following such date). In consideration of the payment of the Option Fee as may be required under this Agreement, Option Writers hereby grant to

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Company the right to exercise the Securities Issuance Option on the terms set forth in this Agreement.

       2.2 Exercise Rights. Company shall have the right to exercise the Securities Issuance Option one or more times with respect to any one Qualifying Catastrophic Event, subject to the following limitations:

       a. The Securities Issuance Option must be exercised with respect to Preferred Shares having a minimum aggregate Preferred Share Purchase Price of US$10,000,000 or an integral multiple of US$1,000,000 above such amount.

       b. In no case shall the Preferred Shares issued pursuant to all exercises of the Securities Issuance Option have an aggregate Preferred Share Purchase Price of greater than US$100,000,000.

       c. In no case shall the Securities Issuance Option be exercised more than one time in any calendar quarter.

       2.3 Method of Exercise. In the event that Company desires to exercise the Securities Issuance Option with respect to a Qualifying Catastrophic Event, Company shall provide written notice to each Option Writer during the Exercise Term of its intent to exercise the Securities Issuance Option (a "Notice of Exercise"). The Notice of Exercise shall specify (a) the aggregate Preferred Share Purchase Price for the Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option and the proposed Exercise Date, and
(b) with respect to the applicable Qualifying Catastrophic Event, the amount of the Ultimate Loss relating to such Qualifying Catastrophic Event, including the amount of (i) paid losses, (ii) losses reported but not yet then paid, and (iii) losses incurred but not yet then reported, including assumptions underlying the calculation of item (iii). Following delivery of a Notice of Exercise in accordance with Section 10.2, Option Writers shall have until the end of the thirty (30) day period following delivery of the Notice of Exercise to investigate whether the conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied and shall, by the end of such thirty (30) day period, if any Option Writer determines that such conditions have not been satisfied, issue a Notice of Objection (as defined below); provided, however, that if the Exercise Date is extended for more than an additional thirty (30) days (beyond the initial thirty (30) day notice period) as described in the definition of Exercise Date in Article 1 above, such Option Writer shall have a period of ten (10) business days to update its investigation, which ten (10) business day period shall commence on the date which is the later of (a) the date that Company certifies to such Option Writer that all conditions to exercise of the Securities Issuance Option set forth in
Section 5.2 have been satisfied, or (b) the thirtieth (30th) day preceding the actual Exercise Date. In connection with such investigation, Company shall provide or procure for such Option Writer, or its designated agent, reasonable access to loss records of the applicable Company Subsidiaries relating to the Qualifying Catastrophic Event in question (including, without limitation, policy files, claim files, and loss and loss reserve files or information), during normal business hours of the applicable Company

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Subsidiaries, in order to allow such Option Writer to undertake such investigation. In the event that such Option Writer determines that the conditions for exercise of Securities Issuance Option have not been met, such Option Writer shall deliver a written notice of objection to exercise of the Securities Issuance Option (the "Notice of Objection") to Company within such thirty (30) day period or the ten (10) business day update period described above, as applicable. Such Notice of Objection shall specify in reasonable detail the reason(s) for such Option Writer's objection to the exercise of the Securities Issuance Option. If, within twenty (20) days following delivery of the Notice of Objection to Company, Company and such Option Writer cannot reach an agreement regarding the exercise of the Securities Issuance Option, their dispute shall be submitted to dispute resolution in accordance with Article 8 below. With respect to each Option Writer, in the event that such Option Writer has not issued a Notice of Objection in accordance with this Section 2.3, such Option Writer shall deliver, on the Exercise Date (or the next following Business Day if the Exercise Date is not a Business Day), by wire transfer of immediately available funds, in U.S. dollars, its percentage interest (as stated in Schedule 1.1) of the aggregate Preferred Share Purchase Price specified in the Notice of Exercise, against the delivery by Company of the corresponding number of Preferred Shares.

       2.4 Extension of Exercise Term. Notwithstanding anything in this Agreement to the contrary, in the event that Company files, prior to the end of any Exercise Term, preliminary proxy materials with the SEC relating to a submission to registered holders of Company Common Stock for approval of the issuance of the Preferred Shares (or the issuance of shares of Company Common Stock upon conversion of the Preferred Shares), as required by any exchange listing or other regulatory requirements, the Exercise Term shall be extended by a period of ninety (90) days plus, if any such materials are not reviewed by the staff at the SEC within thirty (30) days, an additional number of days (not to exceed fifteen (15) days in any event) equal to the number of days in excess of thirty (30) between the filing of such preliminary materials with the SEC and the initial receipt by Company of written comments from the SEC staff.


       3. Representations and Warranties of Company. Company represents and warrants to Option Writers as follows (it being understood that, subject to the terms of Section 10.11, the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a), 3.6, 3.7, 3.8 and 3.9 shall be deemed to be repeated by Company on each Exercise Date):

       3.1 Existence and Qualifications. Company is a company duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of Bermuda, and each of the Company Subsidiaries is a company duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of its respective place of domicile specified in Article 1 above. Subject to obtaining Bermuda governmental approvals for issuance of the Preferred Shares, Company has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and to consummate the

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transactions contemplated by, the Transaction Agreements, including, without limitation, the delivery of the Preferred Shares pursuant to the exercise of the Securities Issuance Option as described in this Agreement.

       3.2 No Violation or Conflict. The execution and delivery by Company of the Transaction Agreements, and the performance of Company under the Transaction Agreements, do not violate or conflict with any applicable law, any provision of Company's memorandum of association or Bye-laws or any order or judgment of any court or other government agency applicable to Company or any of its assets or any of the Company Subsidiaries, or any contractual restriction binding upon or affecting Company or any of the Company Subsidiaries or their respective assets (other than as set forth in the Credit Agreement).

       3.3 Consents. All Bermuda governmental and other consents that are required to have been obtained by Company with respect to the execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with or, will have been obtained or complied with (as the case may be) as of the applicable Exercise Date or prior to any conversion of Preferred Shares into Company Common Stock, provided always that any information requested from the Option Writers necessary in connection with such consent or obtaining the same shall have been supplied in a timely manner (as the circumstances may warrant).

       3.4 Licenses and Permits. The Company Subsidiaries have all requisite material licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance businesses, such Licenses are in full force and effect, and no proceeding is pending or, to Company's knowledge, threatened to suspend, revoke or limit any License which is material to the operations of any such Company Subsidiaries.

       3.5  Absence of Litigation.
            ---------------------

            a. There is not pending or to its knowledge threatened, against Company or the Company Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against Company of any Transaction Agreement.

            b. There is not pending or to its knowledge threatened, against the Company or the Company Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of the Company or any Company Subsidiary.

       3.6 Options or Other Rights. Except for this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other

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agreement of any kind to purchase or otherwise to receive from Company any
Preferred Shares, except as set forth in the Credit Agreement with respect to the preferred shares of LaSalle Re Limited.

     3.7 Financial Statements. Company has furnished, or will upon request furnish, Option Writers with true and complete copies of its audited consolidated balance sheets as of September 30, 1996, 1997 and 1998 and audited consolidated statements of operations for the periods ended September 30, 1996, 1997 and 1998 (collectively the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of Company and the results of its operations as of the dates indicated and for the periods then ended.

     3.8 Binding Obligations. The execution of the Transaction Agreements has been duly authorized by all necessary corporate action of Company, and such Transaction Agreements (a) have been duly executed and delivered by Company, (b) constitute legal, valid and binding obligations of Company, and (c) are enforceable against Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

     3.9 Preferred Shares. Company has, or will have as of the applicable Exercise Date, authority to issue Preferred Shares with an aggregate Preferred Share Purchase Price of US$100,000,000, and such Preferred Shares, when issued pursuant to the exercise of the Securities Issuance Option, shall, upon delivery of payment therefor, be validly issued, fully paid and Non-assessable. Upon issuance pursuant to this Agreement, the Preferred Shares shall be free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Company shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares), and upon delivery of and payment for the Preferred Shares as provided in this Agreement, Option Writers will acquire good title to the Preferred Shares purchased under this Agreement, free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Company shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares to persons not designated as being resident in Bermuda for foreign exchange control purposes).

     3.10 Company Common Stock. The shares of Company Common Stock into which the Preferred Shares may be converted, as set forth in the Certificate of Designation, shall, upon conversion, be validly issued, fully paid and Non-assessable. Such shares of Company Common Stock shall be free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Company shall use reasonable efforts to

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have removed any restriction contained in such consent affecting the transferability of the Preferred Shares), and upon conversion as provided in the Certificate of Designation, Option Writers will acquire good title to the number of shares of Company Common Stock into which such Preferred Shares are converted, free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Company shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares to persons not designated as being resident in Bermuda for foreign exchange control purposes). Such shares of Company Common Stock shall be subject to the Registration Rights Agreement described in Section 6.2.

       3.11 No Insolvency or Bankruptcy. Neither Company nor LaSalle Re Limited
(a) is the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

     Notwithstanding the foregoing, (a) a breach of the representations and warranties contained in Section 3.1, 3.2, 3.3, 3.4, 3.8 or 3.9 at any Exercise Date shall prevent exercise of the Securities Issuance Option unless and until such breach is cured in accordance with Section 10.11, and (b) a breach of the representations and warranties contained in Sections 3.5(a), 3.6 or 3.7 at any Exercise Date shall not in any way prevent or delay exercise of the Securities Issuance Option. Notwithstanding the preceding sentence, each party shall have the right to recover damages that may be available at law from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.


     4. Representations and Warranties of Option Writers. Each Option Writer represents and warrants to Company as follows (it being understood that, subject to the terms of Section 10.11, the representations contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 shall be deemed to be repeated by each Option Writer on each Exercise Date:

       4.1 Existence and Qualifications of Option Writers. Each Option Writer is a corporation duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of its respective domicile as set forth on Schedule 1.1, and each Option Writer has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and consummate the transactions contemplated by, the Transaction Agreements, including, without limitation, the purchase of the Preferred Shares pursuant to the exercise of the Securities Issuance Option by Company as described in this Agreement.

       4.2 No Violation or Conflict. The execution and delivery of the Transaction Agreements by each Option Writer, and the performance of each Option Writer under the

Transaction Agreements, do not violate or conflict with any applicable law, any provision of such Option Writer's organizational documents or any order or judgment of any court or other government agency applicable to such Option Writer (or any of its assets or subsidiary or affiliated companies to the extent any such order or judgment would have a material adverse effect on the rights or privileges of Company under this Agreement), or any contractual restriction binding upon or affecting such Option Writer (or any of its subsidiary or affiliated companies or its assets to the extent any such restriction would have a material adverse effect on the rights or privileges of Company under this Agreement).

       4.3 Consents. All governmental and other consents that are required to have been obtained by each Option Writer with respect to the execution and delivery of this Agreement have been obtained by such Option Writer and are in full force and effect and all conditions of any such consents have been complied with.

       4.4 Absence of Litigation. There is not pending or to its knowledge, threatened against any Option Writer or any of its Subsidiaries or Affiliates, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against such Option Writer of any Transaction Agreement.

       4.5 Investment Representation. Each Option Writer understands that the issuance of Preferred Shares under this Agreement and the issuance of Company Common Stock upon conversion of Preferred Shares have not been and will not (except as set forth in the Registration Rights Agreement) be registered under the Securities Act and such Preferred Shares and Company Common Stock will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Each Option Writer represents that (a) it is acquiring the Preferred Shares and such Company Common Stock solely for its own account, for investment purposes only, and not with a view to distribution, fractionalization or resale thereof, (b) it will not sell or otherwise dispose of the Preferred Shares or such Company Common Stock except in compliance with the registration requirements or exemption provisions of applicable securities laws including the Securities Act, (c) it has not relied on Company for any explanation of the application of the various U.S. state and federal securities laws with regard to the acquisition of the Preferred Shares and such Company Common Stock, (d) it has access to complete information regarding the business and finances of Company, and has received, read and understood the contents of the SEC Filings, (e) it has such knowledge and experience in business and financial matters that it has been able to fully understand and completely evaluate the risks and merits of holding the Preferred Shares and such Company Common Stock as provided in this Agreement, and (f) it is able to bear the economic risk and limitation in liquidity of an investment in the Preferred Shares and such Company Common Stock.

       4.6 Binding Obligations. The execution of the Transaction Agreements has been duly authorized by all necessary corporate action of each Option Writer, and such Transaction Agreements (a) have been duly executed and delivered by each Option Writer, (b) constitute legal, valid and binding obligations of each Option Writer, and (c) are enforceable against each Option Writer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

     Notwithstanding the foregoing, each party shall have the right to recover damages that may be available at law from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.


     5.   Conditions.
          ----------

          5.1 Conditions to Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the satisfaction by Company at, or waiver by Option Writers at or prior to its execution and delivery, of the following conditions (it being understood that unless Option Writers make an objection at or prior to such execution and delivery, this Agreement shall be deemed effective for all purposes upon such execution and delivery):

               a. Registration Rights Agreement. Company and Option Writers shall have entered into the Registration Rights Agreement as described in
Section 6.2.

               b. Compliance with Laws and Consents. Company shall have complied with all laws and regulations applicable to the authorization and issuance of the Preferred Shares and, subject to the following sentence, the conversion of Preferred Shares into Company Common Stock, including the adoption or authorization by the Board of Directors of Company of the Certificate of Designation. Company and Option Writers shall have obtained all consents and approvals (whether shareholder, regulatory, contractual or otherwise) necessary for the authorization and issuance of the Preferred Shares (other than as set forth in the Credit Agreement), the conversion of the Preferred Shares into Company Common Stock, and the authorization and issuance of such Company Common Stock, including without limitation the approval of any applicable insurance regulatory body or agency, and the approval of any filing or application required under applicable securities laws (whether of Bermuda, the U.S., any state of the U.S., or any other applicable jurisdiction), provided, however, that if any insurance regulator shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of Company Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares, then such approval of the conversion of the Preferred Shares and/or the issuance of Company Common Stock pursuant to such conversion, as applicable, shall not be a condition to exercise of the Securities Issuance Option, provided further, however, that Company has reasonably cooperated with Option Writers to obtain such approvals. Notwithstanding the foregoing, if any consent, approval or other matter necessary for conversion of the Preferred Shares into Company Common Stock is of such a nature that it cannot be obtained or achieved until at or about the time of such conversion (including without limitation the approvals of any members of the Board of Directors of Company required under the Bermuda Companies Act of 1981, as amended, or other applicable law), then such consent, approval or other matter shall not be a condition to exercise of the Securities Issuance Option.

               c. No Insolvency or Bankruptcy. Neither Company nor LaSalle Re Limited (a) is the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally (provided, however, that Company or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Company's or LaSalle Re Limited's receipt of notice of the filing of such petition), (b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

          5.2 Conditions to Exercise of Securities Issuance Option. The right of Company to exercise the Securities Issuance Option (or any increment of the Securities Issuance Option) shall be subject to the satisfaction by Company at, or waiver by Option Writers at or prior to, the Exercise Date, of the following conditions:

               a. Occurrence of Event. A Qualifying Catastrophic Event shall have occurred with respect to the Company Subsidiaries.

               b. Company Net Worth. After accounting for the applicable Qualifying Catastrophic Event, Company's GAAP Net Worth shall not be less than US$175,000,000, provided, however, that in no case will Preferred Shares previously issued or proposed to be issued be included in such GAAP Net Worth calculation.

               c. Review of Financial Statements by Auditor. Company's regular outside auditor or accounting firm shall have reviewed Company's consolidated balance sheet and statement of operations for the most recent quarter ending prior to the date of the applicable Notice of Exercise, and shall have issued a review report solely to the Option Writers on such quarterly financial statements. In addition, Company shall have provided an adjusted consolidated balance sheet for Company as at the applicable Exercise Date, and Company shall have represented and warranted, as of such Exercise Date, that such adjusted consolidated balance sheet presents fairly, in all material respects, the financial position of Company as of the date indicated.

               d. No Insolvency or Bankruptcy. Neither Company nor LaSalle Re Limited shall (a) be the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally (provided, however, that Company or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Company's or LaSalle Re Limited's receipt of notice of the filing of such petition), (b) be the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

               e. Payment of Fees. All Option Fee payments then due shall have been paid in full.

               f. Certification. With respect to any exercise of the Securities Issuance Option, Company shall deliver to Option Writers, at or prior to the applicable Exercise Date, a certificate, in the form attached as Exhibit 5.2(f), executed by a duly authorized officer of Company and dated as of such Exercise Date, provided, however, that in accordance with Article 3, the failure to include, in such certificate, references to truth and accuracy of the representations and warranties in any or all of Sections 3.5, 3.6 or 3.7 shall not in any way prevent or delay such exercise of the Securities Issuance Option.

               g. Legal Opinion. With respect to the first exercise of the Securities Issuance Option only, Option Writers shall have received, from special counsel for Company, an opinion of counsel, dated on or about the Exercise Date, which is substantially in the form attached as Exhibit 5.2(g).

               h. Credit Agreement. Company shall have satisfied its obligation under Section 6.15 below.

               i. Amendment of Certain Documents. Company shall not, without the prior approval of the holders of at least seventy-five percent (75%) of the total percentage interest in the Securities Issuance Option as set forth in
Schedule 1.1, have amended the Bye-Laws in any manner which would materially and adversely affect the ability of any Option Writer to purchase, transfer or convert Preferred Shares as described in this Agreement.

     6.   Covenants and Agreements.

          6.1 Preferred Shares. In the event of the issuance of Preferred Shares pursuant to an exercise of the Securities Issuance Option, such Preferred Shares shall be subject to, and governed by, the provisions of the Certificate of Designation and the Bye-laws of Company.

          6.2 Registration Rights. Concurrently with this Agreement, Company and Option Writers shall enter into the Registration Rights Agreement, substantially in the form attached as Exhibit 6.2.

          6.3  Preferred Share Resale Rights.

               a. The Preferred Shares will be freely transferable subject only to the following sentence and to restrictions imposed by U.S. federal and state securities laws, Bermuda regulatory authorities and the Bye-laws of Company. Subject to the provisions of Section 6.14 below, (1) any transfer of Preferred Shares during the first three (3) years following issuance of such Preferred Shares shall require the prior written consent of the

Company, which consent shall not be unreasonably withheld, and (2) any transfer of Preferred Shares after the first three (3) years following issuance of such Preferred Shares shall require at least ten (10) days prior written notice to the Company, and the Company shall have five days following receipt of such notice to provide the proposed transferor with a list, not to exceed ten (10) Persons, of "Prohibited Transferees" to which the proposed transferor will be prohibited from transferring any Preferred Shares. For purposes of this Section 6.3(a), Prohibited Transferees shall include each of the up to ten (10) Persons whose names are set forth on the list described above and all Affiliates of each such Person. The provisions of this Section 6.3(a) shall apply to all transfers of Preferred Shares, whether by an Option Writer or otherwise.

               The certificates evidencing the Preferred Shares shall bear legends on the front and back which evidences restrictions upon transferability of the Preferred Shares. The legend on the front of each certificate shall read as follows:

     THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:

     ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, AND THE CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT DATED AS OF JULY 1, 1999 BETWEEN THE COMPANY AND EUROPEAN REINSURANCE COMPANY OF ZURICH, A CORPORATION ORGANIZED UNDER THE LAWS OF SWITZERLAND; AND ALLIANZ RISK TRANSFER, A CORPORATION ORGANIZED UNDER THE LAWS OF SWITZERLAND; WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) EXCEPT IN THE CASE OF PUBLICLY TRADED

     SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any Preferred Share Certificates as to which, in an opinion of counsel reasonably satisfactory to Company (which opinion shall be paid for solely by the registered holder of such Preferred Shares), such registration described in the legends is not necessary or required, and that the transfer will not otherwise violate this Agreement, the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and any stop transfer instructions previously given to Company's transfer agent shall be revoked as to such Preferred Shares upon the delivery of the opinion of counsel described above.

               b. The shares of Company Common Stock into which the Preferred Shares may be convertible may be subject to registration as contemplated by the Registration Rights Agreement.

               Prior to the registration of any shares of Company Common Stock into which the Preferred Shares are converted, pursuant to the Registration Rights Agreement or otherwise, the certificates representing such shares of Company Common Stock shall bear legends on both the front and back which evidence restrictions upon transferability of such shares of Company Common Stock. The legend on the front of each certificate shall read as follows:

     THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:


     ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) EXCEPT IN THE CASE OF

          PUBLICLY TRADED SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any certificate representing either (a) shares of Company Common Stock sold under an effective registration statement under the Securities Act in a sale approved by applicable Bermuda regulatory authorities, or (b) shares of Company Common Stock as to which, in an opinion of counsel reasonably satisfactory to Company (which opinion shall be paid for solely by the registered holder of such shares of Company Common Stock), such registration is not necessary or required, and that the transfer will not otherwise violate the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and stop transfer instructions previously given to Company's transfer agent shall be revoked as to such shares of Company Common Stock upon the occurrence of (a) or
(b) above.

          6.4 Preferred Share Liquidation Preference. The liquidation preference of the Preferred Shares shall be at least equal to the highest liquidation preference of any other class of shares of Company issued and outstanding at the time of liquidation. During the period that the Securities Issuance Option remains exercisable under this Agreement, and during any period when Preferred Shares remain issued and outstanding following issuance under this Agreement, Company shall not issue any debt securities convertible into equity securities of Company or any preferred shares or other class of shares of Company which ranks senior to the Preferred Shares with respect to dividend or distribution rights or rights to distributions on liquidation without the prior written approval, which approval shall not be unreasonably withheld, of (a) the holders of the Majority Option Interest if no Preferred Shares are issued or outstanding, or (b) if Preferred Shares are then issued and outstanding, the registered holders of more than fifty percent (50%) of such Preferred Shares.

          6.5 Restrictions on Company. During the period when any Preferred Shares remain issued and outstanding, without the prior written consent of the registered holders of more than fifty percent (50%) of such Preferred Shares, which consent shall not be unreasonably withheld, (a) Company shall not dispose of any of its interest in any of its Subsidiaries, and (b) Company and the Company Subsidiaries shall not (i) except in the ordinary course of business, make any loan or advance to, or investment in, any person or entity, or (ii) enter into related party transactions at other than arm's length.

          6.6 Option Writers' Securities Filings. Notwithstanding anything in the Agreement to the contrary, each Option Writer shall be responsible for making any regulatory filing required of it under Section 13(d) or Section 16 of the Exchange Act, but the making of any such filings shall not be a condition to the exercise of the Securities Issuance Option.

          6.7 Regulatory Filings for Conversion. Company, Option Writers and their respective Affiliates shall make all regulatory filings which are necessary or desirable to permit Option Writers to convert any Preferred Shares into shares of Company Common Stock in accordance with the terms of the Certificate of Designation as promptly as possible following any request by Option Writers. Option Writers and Company shall cooperate and use reasonable efforts to obtain any insurance and other regulatory approvals for such conversion which have not previously been obtained.

          6.8  Change of Control.  In the event of a Change of Control:

               a. If all or any portion of the Securities Issuance Option remains unexercised, this Agreement shall automatically be terminated in accordance with Section 7.2 unless such Change of Control shall have received the prior approval of the holders of the Majority Option Interest. In the event such Change of Control is so approved, this Agreement shall remain in full force and effect.

               b. If any Preferred Shares are then issued and outstanding, unless such Change of Control is approved by the registered holders of such Preferred Shares as set forth in the Certificate of Designation, or unless such Change of Control involves a sale of all or substantially all Company's assets (in which case holders of the Preferred Shares shall have no voting or approval rights as stated in the Certificate of Designation), the respective rights, privileges and obligations of Company and such registered holders shall, subject to the provisions of Section 42 of the Bermuda Companies Act of 1981 being satisfied (if applicable), be as set forth in the Certificate of Designation.

          Notwithstanding the foregoing, the termination of this Agreement shall not affect any rights or obligations arising out of or relating to events occurring or circumstances existing prior to such termination.

          6.9 Information Supplied by Company. Company shall provide Option Writers with such information as Option Writers may reasonably request in order to determine whether Company has satisfied the conditions to exercise set forth in Section 5.2 of this Agreement.

          6.10  [Untitled.]




                   [This Section Intentionally Left Blank.]





          6.11 Operational Covenant. Company shall comply with the operational covenant set forth in the attached Exhibit 6.11.

          6.12 Option Writer Credit Support. An Option Writer shall, promptly upon request by Company, in the event that the S&P Rating of such Option Writer falls below AA- or the A.M. Best Rating of such Option Writer falls below A-during any period in which Company has the ability to exercise the Securities Issuance Option, (a) purchase at such Option Writer's sole expense an irrevocable standby letter of credit, from a financial institution reasonably acceptable to Company, which letter of credit secures the performance of such Option Writer under this Agreement and is issued by a bank which maintains an S&P Rating of AA-, or (b) otherwise obtain credit support reasonably approved by and acceptable to Company with respect to the obligations of such Option Writer under this Agreement, which credit support may include a guaranty, in form and substance reasonably acceptable to Company, from an affiliate of Option Writer which maintains, throughout the period such guaranty is effective, an S&P Rating of at least AA- or an A.M. Best Rating of at least A-. Such letter of credit shall remain in effect until the earlier of (a) five (5) days following the end of the period during which Company has the ability to exercise the Securities Issuance Option, or (b) the date that the rating(s) whose fall triggered the credit support obligation in the first sentence of this Section 6.12 returns to the requisite minimum level so that the S&P Rating of such Option Writer shall again be at least AA-, and/or the A.M. Best Rating of such Option Writer shall again be at least A-. Such letter of credit shall initially be in a principal amount equal to such Option Writer's percentage interest in the aggregate Preferred Share Purchase Price of the Preferred Shares covered by any then unexercised portion of the Securities Issuance Option, if any, and shall subsequently be adjusted from time to time based on the aggregate Preferred Share Purchase Price of the Preferred Shares subject to exercise under the Securities Issuance Option.

          6.13 Indebtedness. Company shall comply with the covenants regarding indebtedness set forth on the attached Schedule 6.13.

          6.14 Additional Covenants. Company shall comply with the additional covenants set forth on the attached Exhibit 6.14.

          6.15 Credit Agreement. To the extent the Credit Agreement contains provisions which would materially and adversely affect Company's ability to perform under this Agreement (including without limitation its ability to issue, and pay dividends on, any Preferred Shares), or any Option Writer's ability to purchase, transfer or convert Preferred Shares as described in this Agreement, Company shall, prior to any Exercise Date, either (a) obtain an amendment to the Credit Agreement which modifies or deletes any such Credit Agreement provisions (provided that any such amendment does not create any new provisions which would materially and adversely affect Company's ability to perform under this Agreement, or any Option Writer's ability to purchase, transfer or convert Preferred Shares as described in this Agreement), or (b) otherwise take action reasonably acceptable to such Option Writer to ensure that such Credit Agreement provisions are then no longer applicable. If Company provides Option Writers with a copy of an amended Credit Agreement or any substitute or replacement credit agreement pursuant to this Section 6.15, and an Option Writer shall not have objected in writing to any provision of such amended Credit Agreement or substitute or replacement credit agreement as being inconsistent with Company's obligation under this Section 6.15 within thirty (30) days after delivery by Company, Company shall be deemed to have satisfied its obligation under this Section 6.15 with respect to such Option Writer.

          6.16 Notices. Company shall promptly give notice to the Option Writers of (a) any material breach of the representations and warranties contained in
Article 3 above of which the Chairman, President, Chief Financial Officer or the Chief Underwriting Officer of Company become aware, and (b) any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that is not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of the Company or any Company Subsidiary.



     7. Termination. This Agreement and the transactions contemplated by this Agreement shall be terminated:

          7.1 By mutual written consent signed by Company and Option Writers at any time prior to the end of the Exposure Period, in which case Option Writers shall refund to Company a prorata portion of the annual Option Fee previously paid for the then current year;

          7.2 Upon a Change of Control occurring while all or any portion of the Securities Issuance Option remains unexercised, which Change of Control has not received the prior approval of the Option Writers as set forth in Section 6.8(a), in which case Option Writers shall refund to Company a prorata portion of the percentage of the annual Option Fee previously paid for the then current year which is allocable to any then unexercised portion of the Securities Issuance Option (provided, however, that the provision in the last paragraph of Section 6.8 shall apply with respect to any Preferred Shares then outstanding); or

          7.3  Upon the latest of:

               a.  Expiration of the Exposure Period;

               b. Expiration of the Exercise Term for the latest Qualifying Catastrophic Event (including an Event that develops into a Qualified Catastrophic Event outside the Exposure Period);

               c. The Exercise Date for which a Notice of Exercise was properly delivered during the Exercise Term, as such date may be extended pursuant to the submission of any matter to alternative dispute resolution under Article 8; or

               d. The first day on which no Preferred Shares issued pursuant to this Agreement (including without limitation Preferred Shares issued on the Exercise Date specified in paragraph (c) of Section 7.3) remain issued and outstanding.


     8. Alternative Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration under the UNCITRAL model law. There shall be a panel of three arbitrators. Company shall appoint one arbitrator and the applicable Option Writer shall appoint one arbitrator and the two arbitrators thus appointed shall appoint the third. If a party fails to appoint the arbitrator within thirty (30) days of receipt of a request to do so from the other party, or if the two arbitrators fail to agree on the third arbitrator within thirty (30) days of their appointment, the appointment shall be made, upon request of a party, by the Supreme Court of Bermuda. The place of arbitration shall be Bermuda at the Bermuda International Commercial Arbitration Centre and the language of the arbitration shall be English. Judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction thereof. The costs and expenses of the arbitration shall be borne equally by the parties involved, and any interest and fees and expenses of counsel shall be borne as the arbitrators consider just under the circumstances, as directed in the award. In the event that a Notice of Objection specifies failure to satisfy the condition in Section 5.2(a) as a reason for such Notice of Objection, then any dispute over satisfaction of such Section 5.2(a) condition shall be subject to separate arbitration pursuant to this paragraph, provided, however, that all three arbitrators shall be independent Fellows of the Casualty Actuarial Society, and such arbitrators shall review applicable loss data solely for the purpose of determining whether the condition in Section 5.2(a) has been satisfied.


     9. Intermediary. Company and Option Writers represent and acknowledge that Aon Re (Bermuda) Ltd. (with respect to Option Writers domiciled outside the U.S.) and Aon Securities Corporation (with respect to Option Writers domiciled within the U.S.) have acted as the sole intermediaries for all purposes with respect to the negotiation of this Agreement, and that none of Company or Option Writers has engaged any other broker or finder in connection with the transactions contemplated by this Agreement. Company and Option Writers agree that all fees or commissions payable to Aon Re (Bermuda) Ltd. (with respect to Option Writers domiciled outside the U.S.) and/or Aon Securities Corporation (with respect to Option Writers domiciled within the U.S.) in connection with this transaction shall be the sole responsibility of Option Writers.


     10.  Miscellaneous.

          10.1 Amendments. The provisions of this Agreement may not be waived, altered, amended or repealed, in whole or in part, except by the written consent of all parties to this Agreement.

          10.2 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally or by facsimile transmission, receipt confirmed, (b) twenty-four (24) hours after sending if sent by reputable overnight delivery service, or (c) seventy-two (72) hours after mailing if sent by certified, registered or express mail, postage prepaid, if properly addressed or directed to such party at the appropriate address or facsimile number set forth below, or such address or facsimile number as such party may designate by written notice to the other parties:

          (i)  if to Company to:

               LaSalle Re Holdings Limited
               Continental Building
               25 Church Street
               Hamilton HM 12 Bermuda
               Attention: Guy Hengesbaugh
               Fax No.: (441) 292-2656

               with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603-3441
               Attention: Richard Shepro
               Fax No.:  (312) 701-7711

               and a copy to:

               Aon Re (Bermuda) Ltd.
               Dorchester House
               7 Church Street
               P.O. Box HM 2020
               Hamilton HM HX Bermuda
               Attention: Paul Markey
               Fax No.: (441) 296-5130
               and a copy to:

               Aon Securities Corporation
               123 N. Wacker Drive
               Chicago, Illinois 60606
               Attention: Garrett P. Shumway
               Fax No.: (312) 701-2174


          (ii) if to Option Writers to the respective addresses set forth on the attached Schedule 1.1.

          10.3 Entire Agreement. This Agreement (including the Exhibits and the Schedules) contains the entire agreement between the parties, and supersedes all prior agreements, written or oral, with respect to the Securities Issuance Option.

          10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than Bermuda).

          10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives, and any references to a specific party in this Agreement shall include such party's permitted successors or assigns. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party. The covenant of Company contained in Section 6.14 is personal to the Option Writers, and, except as otherwise specifically stated in Section 6.14, in no case shall the rights and privileges of Option Writers under Section 6.14 be assignable or transferrable.

          10.6 Severability. Each term, covenant, condition or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be deemed by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

          10.7 Necessary Acts. Each party to this Agreement shall perform any further acts and execute and deliver any additional agreements, assignments, documents or instruments that may be reasonably necessary or desirable to carry out the provisions or effectuate the purposes of this Agreement.

          10.8 Legal Expenses. Subject to the provisions of Article 8, if any legal action or any arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether such party or parties have instituted the action, shall be entitled to recover all attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

          10.9 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          10.10 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          10.11 Right to Cure. In the event of a breach (a) by Company of any of the representations and warranties set forth in Article 3, (b) by any Option Writer of any of the representations and warranties set forth in Article 4, or
(c) by either Company or any Option Writer of its respective covenants and agreements under Article 6, the entity committing such breach shall have sixty
(60) days following its receipt of notice of such breach in which to cure such breach, unless such sooner cure is necessary in order to effect the terms of this Agreement. Except as specifically set forth in Article 3 above, the inability or failure of Company or any Option Writer to cure such breach shall neither (i) give Company or any Option Writer the right to terminate this Agreement nor (ii) excuse Company or any Option Writer from the performance of their respective obligations hereunder. Notwithstanding the preceding sentence, Company or any Option Writer shall have the right to recover any damages that may result from any breach of this Agreement.

          10.12 Specific Performance. Each of the parties to this Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties to this Agreement agrees that the other parties, in addition to any other remedies to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first written above.


LaSalle Re Holdings Limited

By:     /s/ Mark C. Stockton             By:     /s/ Clare Moran
   ---------------------------------        ---------------------------------

Title:  Senior Vice President            Title:  Senior Vice President
        and Chief Underwriting Officer           Treasurer and Interim CFO
      --------------------------------         ------------------------------

European Reinsurance Company of Zurich



By:    /s/ Scott Bradley                 By:    /s/ D. Whiting
   ---------------------------------        ---------------------------------

Title: Member of Senior Management       Title: Member of Senior Management
      ------------------------------           ------------------------------

Allianz Risk Transfer



By:   /s/ M. Markoff                     By:    /s/ Thomas Bruendler
   ---------------------------------        ---------------------------------

Title: Executive Vice President          Title: Executive Vice President
      ------------------------------           ------------------------------